Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the VistaCare, Inc. 1998 Stock Option Plan of our report dated February 20, 2004, with respect to the consolidated financial statements of VistaCare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona
September 2, 2004